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                                                                 Exhibit 10.1.3

                                   EXHIBIT A
          2000-1 AMENDMENT TO THE DOBSON COMMUNICATIONS CORPORATION
                            1996 STOCK OPTION PLAN

                                      I.

        Section 11 of the Dobson Communications Corporation 1996 Stock Option Plan (the "Plan") is hereby amended effective January 10, 2000, to read as follows:

        "11. ASSIGNABILITY.

                  (a) Except as provided in Subsection (b) below, no
             Option shall be assignable or transferable by the grantee except by will, by the laws of descent and distribution or, in the case of Non-Qualified Options only, pursuant to a valid domestic relations order. Except as set forth in the previous sentence and in Subsection (b) below, during the lifetime of a grantee each Option shall be exercisable only by such grantee.

                  (b) The Committee may, in its sole discretion,
             permit the transfer by a Participant of all or a portion of the Participant's Non-Qualified Options granted under this Plan to (i) the spouse, children, grandchildren, siblings (or descendents of siblings) of the Participant ('Immediate Family Members'), (ii) a trust or trusts for the primary benefit of such Immediate Family Members, (iii) a partnership in which the Participant, such Immediate Family Members, or other permissible transferees under this Subsection
             (b) are the only partners, or (iv) other entities at least 80% owned by or for the benefit of the Participant, such Immediate Family Members, or other permissible transferees under this Subsection (b).
             For purposes of the preceding sentence, the term 'other entities' is intended to include corporations, limited liability companies, and other entities commonly used in estate planning. Following transfer, any such Non-Qualified Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. No transfer pursuant to this Subsection (b) shall be effective to bind the Company unless the Company shall have been furnished with written notice of such transfer together with such other documents regarding the transfer as the Committee shall request."

                                      II.

        Section 14 of the Plan is hereby amended effective as of December 21, 1998, to read as follows:

        "14. MEANS OF EXERCISING OPTIONS.  An Option (or any part of installment thereof) shall be exercised by giving written notice to the Company at its principal office address, or to such transfer agent as the Company shall
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             designate.  Such notice shall identify the Option being
             exercised and specify the number of shares as to which such Option is being exercised, accompanied by (i) an instrument of accession providing that the optionee agrees to be bound by the terms, rights and obligations applicable to 'Shareholders' under that certain Shareholders' Agreement dated as of March 19, 1996, by and among the Company and its stockholders signatory thereto, as amended from time to time, and (ii) full payment of the purchase price therefor either (a) in United States dollars in cash or by check, (b) at the discretion of the Committee and only with respect to Options granted on or after December 21, 1998, through delivery of shares of Common Stock having a fair market value equal as of the date of the exercise to the cash exercise price of the Option including withholding of shares of Common Stock otherwise deliverable upon exercise of an Option, but only to the extent such exercise of an Option would not result in an accounting compensation charge with respect to the shares used to pay the exercise price unless otherwise determined by the Committee, (c) at the discretion of the Committee, by delivery of the grantee's personal recourse note bearing interest payable not less than annually at no less than 100% of the lowest applicable Federal rate, as defined in
             Section 1274(d) of the Code, (d) at the discretion of the Committee and consistent with applicable law, through the delivery of an assignment to the Company of a sufficient amount of the proceeds from the sale of the Common Stock acquired upon exercise of the Option and an authorization to the broker or selling agent to pay that amount to the Company, which sale shall be at the participant's direction at the time of exercise, or (e) at the discretion of the Committee, by any combination of
             (a), (b), (c) and (d) above. If the Committee exercises its discretion to permit payment of the exercise price of an ISO by means of the methods set forth in clauses (b), (c), (d) or (e) of the preceding sentence, such discretion shall be exercised in writing at the time of the grant of the ISO in question. The holder of an Option shall not have the rights of a shareholder with respect to the shares covered by such Option until the date of issuance of a stock certificate to such holder for such shares. Except as expressly provided above in paragraph 13 with respect to changes in capitalization and stock dividends, no adjustment shall be made for dividends or similar rights for which the record date is before the date such stock certificate is issued."

        Except as otherwise provided in this 2000-1 Amendment to the Dobson Communications Corporation 1996 Stock Option Plan, the Plan is hereby ratified and confirmed in all respects.